Exhibit 10.3
Tier Technologies, Inc.

Nonstatutory Stock Option Agreement for Inducement Grant

1.   Grant of Option.

      This agreement evidences the grant by Tier Technologies, Inc., a Delaware corporation (the “Company”), on June 13, 2011 (the “Grant Date”) to Jeffrey W. Hodges, an employee of the Company (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein, a total of 250,000 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (“Common Stock”) at $4.67 per Share.  Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on June 12, 2021 (the “Final Exercise Date”).  Although this option was granted as an inducement grant outside of the Company’s Amended and Restated 2004 Stock Incentive Plan (the “Plan”), the option is treated for all other purposes and defined terms as though granted under and subject to the Plan.

      The option evidenced by this agreement is not an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”).  Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.   Vesting Schedule.

This option will become exercisable (“vest”) as to 25% of the original number of Shares on the first anniversary of the Grant Date and as to an additional 1/48th of the original number of Shares on the same date in each succeeding month following the first anniversary of the Grant Date until the fourth anniversary of the Grant Date.  Fractional shares produced by the formula will be rounded down and carried forward to succeeding months.  If a "Change in Control" (as defined in the Participant's employment agreement with the Company dated as of May 24, 2011, (the "Employment Agreement")) occurs, the option may accelerate further as provided under Section 6(c) of the Employment Agreement (subject to the conditions therein).

3.   Exercise of Option.

(a)    Form of Exercise.   Each election to exercise this option shall be in writing or provided electronically, in each case in the manner specified by the Company, accompanied by payment in full in the manner provided in the Plan (except that the Participant may not use a promissory note for payment).  The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

(b)    Continuous Relationship with the Company Required.   Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee or officer of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”).

(c)    Termination of Relationship with the Company.  If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation.  Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon written notice to the Participant from the Company describing such violation.

(d)    Exercise Period Upon Death or Disability.  If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “Cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

(e)    Termination for Cause.  If the Participant’s employment, prior to the Final Exercise Date, is terminated by the Company for Cause, the right to exercise this option shall terminate immediately upon the effective date of such termination.   A termination for “Cause” shall occur if, and only if, such termination is for "Cause" as defined in the Employment Agreement or any subsequent and then effective employment agreement between the Company and the Participant (and using the Employment Agreement definitions if no subsequent employment agreement is then effective).

4.   Withholding.

No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

5.   Nontransferability of Option.

This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

6.   Provisions of the Plan.

This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option, as though granted thereunder and to the Employment Agreement.

IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer.  This option shall take effect as a sealed instrument.

Tier Technologies, Inc.

By:	/s/ Alex P. Hart
Dated:	June 22, 2011

Name: Alex P. Hart

Title: President & CEO

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof.  The undersigned hereby acknowledges receipt of a copy of the Company’s Amended and Restated 2004 Stock Incentive Plan.

PARTICIPANT:

Printed Name: Jeff Hodges

Signature: /s/ Jeff Hodges